Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10 of Glow Holdings, Inc. of our report dated April 22, 2026, relating to the financial statements of Glow Holdings, Inc. included in this Registration Statement.

Aloba, Awomolo & Partners
Chartered Accountants
Independent Registered Public Accounting Firm

PCAOB ID #7275

Ibadan, Nigeria

June 17, 2026